Exhibit 99.2

10-Year Projection of Estimated Costs And Potential Savings[1]

$ expressed in MM

Projected NiSource Base Costs (w/o Outsourcing)

10-Year
Projection
NiSource Base Case O&M Cost	3,125.7
NiSource IT Capital Spend	275.0

Total Cost to Deliver Services	3,400.7

		Total
Future Cost to Deliver Services (w/ Outsourcing)
IBM Core Fees[2]		1,572.0

NiSource Projected Retained Costs
Salary & Related		907.5
Outside Services		104.8
Employee Expenses		29.6
Facilities, Telecom & Other		182.4
NiSource Additional Retained Costs (Salary & Related)		71.6

Subtotal Projected Retained O&M Expenses		1,295.9

NiSource Additional Retained Costs (Capital)		0.0

Subtotal Projected Future Cost to Deliver Services		2,867.9

Core Savings	532.8

NiSource Projected Costs To Achieve
IBM Transition Fees		35.7
Estimated Severance Costs		35.3
Estimated Governance Costs		50.0
Estimated Sales Taxes		11.4
Estimated Project Costs		4.5

Total Future Cost to Deliver Services		3,004.9

Net Core Savings	395.8

[1]	The figures set forth in this chart are projections for a ten-year period. Therefore, the figures are subject to a material risk of variation.
[2]	IBM’s fees are only partially fixed and could vary materially over the term depending on NiSource’s actual usage of the proposed services.